                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ]     CONFIDENTIAL, FOR USE OF COMMISSION ONLY (AS PERMITTED BY
          RULE 14A-6(e)(2))
[ ]     Definitive Proxy Statement
[X]     Definitive Additional Materials
[ ]     Soliciting Material under Section 240.14a-12


                                   CONOCO INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.
        (1)   Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
        (2)   Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
        (4)   Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
        (5)   Total fee paid:

        ------------------------------------------------------------------------
[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)   Amount Previously Paid:

        ------------------------------------------------------------------------
        (2)   Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
        (3)   Filing Party:

        ------------------------------------------------------------------------
        (4)   Date Filed:

        ------------------------------------------------------------------------

                               [CONOCO LETTERHEAD]


September 13, 2001

Edward W. Corrao
Legal Department
Fidelity Investments
82 Devonshire Street, F7C
Boston, MA  02109

Dear Ed:

Conoco management will propose to the Board of Directors that each of the 1998 Stock and Performance Incentive Plan and the 1998 Key Employee Stock Performance Plan be amended to include the following:

Change related to plan amendments:
"If an amendment would (i) materially increase the benefits accruing to participants under this plan, (ii) materially increase the aggregate number of securities that may be issued under this Plan or (iii) materially modify the requirements as to eligibility for participation in this plan, then to the extent required by applicable law, or deemed necessary or advisable by the committee of the board, such amendment shall be subject to shareholder approval."

Change related to certain awards:
"Stock Awards, other than those awards which are the subject of specific grant limitations under the Plan, shall be in lieu of, and have a fair market value on the date of grant equal to, other compensation that the Company would otherwise have awarded to the Participant."

Very truly yours,

/s/ Kevin J. McCormick

Kevin J. McCormick